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                                EXHIBIT 10.13

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K2 DESIGN, INC.
30 Broad Street, 16th Floor
New York, NY 10004


November 2, 1998

Matthew de Ganon
375 South End Ave.
New York, NY 10280

Re: Terms of Employment

Dear Matt,

On behalf of the Compensation Committee of the Board of Directors of K2 Design, Inc. (the "Company"), I am pleased to provide this letter to confirm the terms of the extension of your Employment Agreement with the Company, dated as of July 16, 1996 (the "Agreement") as follows:

1. The term is hereby extended for an additional 3 years terminating on December 31, 2001.

2. Effective upon the hiring of the Company's new President and Chief Executive Officer, your base salary will increase by 20% from the current $127,500. In addition, on each of January 1, 2000 and 2001 your base salary will be increased by an additional 20%. You will retain the title of Executive Chairman of the Board of Directors.

3. You will receive 4 weeks paid vacation annually, and in addition to your other benefits and perquisites, the Company will also pay for the automobile and automobile insurance on one car that you own or lease.

4. The reference to December 31, 1998 in Section 6 of the Agreement is hereby replaced with December 31, 2001.

5. You will have the right to terminate your employment with the Company upon not less than 30 days' prior written notice subsequent to a change in control of the Company, in which case your employment thereafter shall not be restricted by the non-competition provisions of Section 6 of the Agreement.

At my suggestion, in addition to the foregoing terms which you have requested, the Compensation Committee has agreed to grant you an additional $10,000 bonus, which is included with this letter, as an expression of its gratitude for your efforts on behalf of the Company.

                                         Very truly yours,


                                         /s/ Robert V. Burke
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                                             Robert V. Burke
                                             Chief Operating Office


AGREED & ACCEPTED ON THIS 2 DAY
OF NOVEMBER, 1998

/s/ Matthew de Ganon
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    Matthew de Ganon